Exhibit (99)(a)

Wells Fargo & Company

and

Wachovia Corporation

Supplementary Consolidating Financial Information

As of December 31, 2009 and 2008, and

For the Three Years Ended December 31, 2009

The “Bank” as noted herein refers to Wachovia Bank, National Association.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON

SUPPLEMENTARY CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wells Fargo & Company

We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in equity and comprehensive income and cash flows for the year ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009, and have issued our unqualified reports dated February 26, 2010.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wells Fargo & Company and Subsidiaries taken as a whole. The accompanying supplementary consolidating balance sheet information as of December 31, 2009 and 2008, and related supplementary consolidating statements of income, changes in stockholders’ equity and cash flows information for the year ended December 31, 2009, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as whole.

As discussed in Note 1 to the consolidated financial statements, Wells Fargo & Company and Subsidiaries changed its method of evaluating other-than-temporary impairment for debt securities in 2009 and certain investment securities in 2008.

/s/    KPMG LLP

San Francisco, CA

February 26, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTARY

CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wachovia Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Wachovia Corporation and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and have issued our unqualified reports dated February 25, 2008, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wachovia Corporation and subsidiaries taken as a whole. The accompanying supplementary consolidating financial information as of December 31, 2007 and 2006, and for each of years in the three-year period ended December 31, 2007, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

As discussed in Note 1 to the consolidated financial statements, Wachovia Corporation changed its method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance during 2007 and changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

/s/    KPMG LLP

Charlotte, North Carolina

March 28, 2008

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

	December 31, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
ASSETS
Cash and due from banks	$8,272	18,808	27,080
Federal funds sold, securities purchased under resale agreements and other short-term investments	5,214	35,671	40,885
Trading assets	24,192	18,847	43,039
Securities available for sale	69,899	102,811	172,710
Mortgages held for sale	78	39,016	39,094
Loans held for sale	2,931	2,802	5,733
Loans	331,980	450,790	782,770
Allowance for loan losses	(8,861)	(15,655)	(24,516)

Net loans	323,119	435,135	758,254
Mortgage servicing rights:
Measured at fair value (residential MSRs)	26	15,978	16,004
Amortized	716	403	1,119
Premises and equipment, net	4,013	6,723	10,736
Goodwill	9,771	15,041	24,812
Other assets	57,352	46,828	104,180

Total assets	$505,583	738,063	1,243,646

LIABILITIES
Noninterest-bearing deposits	$70,323	111,033	181,356
Interest-bearing deposits	282,058	360,604	642,662

Total deposits	352,381	471,637	824,018
Short-term borrowings	26,843	12,123	38,966
Accrued expenses and other liabilities	22,463	39,979	62,442
Long-term debt	34,867	168,994	203,861

Total liabilities	436,554	692,733	1,129,287

EQUITY
Preferred stock	—	8,485	8,485
Common stock	455	8,288	8,743
Additional paid-in capital	61,891	(9,013)	52,878
Retained earnings	2,035	39,528	41,563
Cumulative other comprehensive income (loss)	2,959	50	3,009
Treasury stock	—	(2,450)	(2,450)
Unearned ESOP shares	—	(442)	(442)

Total	67,340	44,446	111,786

Noncontrolling interests	1,689	884	2,573

Total equity	69,029	45,330	114,359

Total liabilities and stockholders’ equity	$505,583	738,063	1,243,646

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

	December 31, 2008
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
ASSETS
Cash and due from banks	$11,476	12,287	23,763
Federal funds sold, securities purchased under resale agreements and other short-term investments	85,042	(35,609)	49,433
Trading assets	41,120	13,764	54,884
Securities available for sale	54,075	97,494	151,569
Mortgages held for sale	594	19,494	20,088
Loans held for sale	3,502	2,726	6,228
Loans	380,470	484,360	864,830
Allowance for loan losses	(7,352)	(13,661)	(21,013)

Net loans	373,118	470,699	843,817
Mortgage servicing rights:
Measured at fair value (residential MSRs)	479	14,235	14,714
Amortized	604	842	1,446
Premises and equipment, net	4,470	6,799	11,269
Goodwill	7,878	14,749	22,627
Other assets	50,300	59,501	109,801

Total assets	$632,658	676,981	1,309,639

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	$62,004	88,833	150,837
Interest-bearing deposits	360,060	270,505	630,565

Total deposits	422,064	359,338	781,402
Short-term borrowings	66,579	41,495	108,074
Accrued expenses and other liabilities	24,794	25,895	50,689
Long-term debt	59,806	207,352	267,158

Total liabilities	573,243	634,080	1,207,323

STOCKHOLDERS’ EQUITY
Preferred stock	—	31,332	31,332
Common stock	455	6,818	7,273
Additional paid-in capital	57,315	(21,289)	36,026
Retained earnings	—	36,543	36,543
Cumulative other comprehensive loss	—	(6,869)	(6,869)
Treasury stock	—	(4,666)	(4,666)
Unearned ESOP shares	—	(555)	(555)

Total	57,770	41,314	99,084

Noncontrolling interests	1,645	1,587	3,232

Total equity	59,415	42,901	102,316

Total liabilities and stockholders’ equity	$632,658	676,981	1,309,639

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WELLS FARGO & COMPANY

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
INTEREST INCOME
Trading assets	$318	600	918
Securities available for sale	4,768	6,551	11,319
Mortgages held for sale	16	1,914	1,930
Loans held for sale	115	68	183
Loans	14,813	26,776	41,589
Other interest income . . . . . . . . . . . . . . . . . . . . .	240	95	335

Total interest income . . . . . . . . . . . . . . . . . . .	20,270	36,004	56,274

INTEREST EXPENSE
Deposits	1,885	1,889	3,774
Short-term borrowings	152	70	222
Long-term debt	1,585	4,197	5,782
Other interest expense	15	157	172

Total interest expense . . . . . . . . . . . . . . . . . .	3,637	6,313	9,950

Net interest income	16,633	29,691	46,324
Provision for credit losses . . . . . . . . . . . . . . . . . .	5,858	15,810	21,668

Net interest income after provision for credit losses	10,775	13,881	24,656

NONINTEREST INCOME
Service charges on deposit accounts	2,523	3,218	5,741
Trust and investment fees	1,195	8,540	9,735
Card fees	1,224	2,459	3,683
Other fees	1,148	2,656	3,804
Mortgage banking	163	11,865	12,028
Insurance	32	2,094	2,126
Net gains (losses) on debt securities available for sale	244	(371)	(127)
Net gains (losses) from equity investments	138	47	185
Other . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,901	2,286	5,187

Total noninterest income . . . . . . . . . . . . . . .	9,568	32,794	42,362

NONINTEREST EXPENSE
Salaries	4,234	9,523	13,757
Commission and incentive compensation	1,153	6,868	8,021
Employee benefits	1,128	3,561	4,689
Equipment	846	1,660	2,506
Net occupancy	1,100	2,027	3,127
Core deposit and other intangibles	2,135	442	2,577
FDIC and other deposit assessments	952	897	1,849
Other . . . . . . . . . . . . . . . . . . . . . . . . .	3,115	9,379	12,494

Total noninterest expense . . . . . . . . . . . . . . . .	14,663	34,357	49,020

Income before income tax expense	5,680	12,318	17,998
Income tax expense . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,365	3,966	5,331

Net income before noncontrolling interests	4,315	8,352	12,667
Less: Net income from noncontrolling interests	68	324	392

Net income . . . . . . . . . . . . . . . .	$4,247	8,028	12,275

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$22,283	7,970	1,005	31,258
Interest and dividends on securities	5,647	34	416	6,097
Trading account interest	1,306	—	756	2,062
Other interest income	1,865	229	720	2,814

Total interest income	31,101	8,233	2,897	42,231

INTEREST EXPENSE
Interest on deposits	10,840	2,665	(544)	12,961
Interest on borrowings	5,252	2,220	3,668	11,140

Total interest expense	16,092	4,885	3,124	24,101

Net interest income	15,009	3,348	(227)	18,130
Provision for credit losses	1,917	560	(216)	2,261

Net interest income after provision for credit losses	13,092	2,788	(11)	15,869

FEE AND OTHER INCOME
Service charges and fees	4,425	138	(80)	4,483
Commissions	51	—	2,827	2,878
Fiduciary and asset management fees	1,419	—	3,014	4,433
Principal investing	43	—	716	759
Other income	2,729	59	(2,044)	744

Total fee and other income	8,667	197	4,433	13,297

NONINTEREST EXPENSE
Salaries and employee benefits	6,475	737	4,978	12,190
Occupancy and equipment	1,987	144	445	2,576
Goodwill impairment	—	3,272	(3,272)	—
Other intangible amortization	240	116	68	424
Sundry expense	6,304	210	(1,882)	4,632

Total noninterest expense	15,006	4,479	337	19,822

Minority interest in income of consolidated subsidiaries	78	—	493	571

Income (loss) before income taxes	6,675	(1,494)	3,592	8,773
Income taxes	1,792	638	31	2,461

Net income (loss)	$4,883	(2,132)	3,561	6,312

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
PREFERRED STOCK
Balance, December 31, 2008	$—	31,332	31,332
Preferred stock dividends and accretion	—	2,259	2,259
Preferred stock redeemed	—	(25,000)	(25,000)
Preferred stock converted to common shares	—	(106)	(106)

Balance, December 31, 2009	—	8,485	8,485

COMMON STOCK
Balance, December 31, 2008	455	6,818	7,273
Common stock issued	—	1,470	1,470

Balance, December 31, 2009	455	8,288	8,743

ADDITIONAL PAID-IN CAPITAL
Balance, December 31, 2008	57,826	(21,800)	36,026
Effect of change in accounting for noncontrolling interests	—	(3,716)	(3,716)
Noncontrolling interests	—	(79)	(79)
Common stock issued	—	19,111	19,111
Preferred stock released to ESOP	—	(7)	(7)
Preferred stock converted to common shares	—	(54)	(54)
Contributed capital	3,000	(3,000)	—
Changes incident to business combinations	1,114	(1,114)	—
Tax benefit upon exercise of stock options	—	18	18
Changes in ownership of minority interest	(49)	1,489	1,440
Stock option compensation expense	—	221	221
Net change in deferred compensation and related plans	—	(82)	(82)

Balance, December 31, 2009	61,891	(9,013)	52,878

RETAINED EARNINGS
Balance, December 31, 2008	(511)	37,054	36,543
Cumulative effect from change in accounting for other-than-temporary impairment on debt securities	—	53	53
Net income	4,247	8,028	12,275
Common stock issued	—	(898)	(898)
Common stock dividends	(1,701)	(424)	(2,125)
Preferred stock dividends and accretion	—	(4,285)	(4,285)

Balance, December 31, 2009	2,035	39,528	41,563

CUMULATIVE OTHER COMPREHENSIVE INCOME
Balance, December 31, 2008	—	(6,869)	(6,869)
Cumulative effect from change in accounting for other-than-temporary impairment on debt securities	—	(53)	(53)
Translation adjustments	—	73	73
Net unrealized losses on securities available for sale	—	(843)	(843)
All other net realized gains on securities available for sale	2,864	7,785	10,649
Net unrealized losses on derivatives and hedging activities	95	(316)	(221)
Unamortized gains under defined benefit plans, net of amortization	—	273	273

Balance, December 31, 2009	2,959	50	3,009

TREASURY STOCK
Balance, December 31, 2008	—	(4,666)	(4,666)
Common stock issued	—	2,293	2,293
Common stock repurchased	—	(220)	(220)
Preferred stock converted to common shares	—	160	160
Net change in deferred compensation and related plans	—	(17)	(17)

Balance, December 31, 2009	—	(2,450)	(2,450)

UNEARNED ESOP SHARES
Balance, December 31, 2008	—	(555)	(555)
Preferred stock released to ESOP	—	113	113

Balance, December 31, 2009	—	(442)	(442)

NONCONTROLLING INTERESTS
Balance, December 31, 2008	1,645	1,587	3,232
Effect of change in accounting for noncontrolling interests	—	3,716	3,716
Net income	68	324	392
Translation adjustments	—	(7)	(7)
All other net realized gains on securities available for sale	—	5	5
Purchase of Prudential’s noncontrolling interest	—	(4,500)	(4,500)
Noncontrolling interests	(24)	(241)	(265)

Balance, December 31, 2009	1,689	884	2,573

Total stockholders’ equity, December 31, 2009	$69,029	45,330	114,359

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2006	$—	—	—	—
Preferred shares issued	—	—	2,300	2,300

Balance, December 31, 2007	—	—	2,300	2,300

COMMON STOCK
Balance, December 31, 2006	455	—	5,845	6,300
Purchases of common stock	—	—	(72)	(72)
Common stock issued for
Stock options and restricted stock	—	—	64	64
Acquisitions	—	—	242	242

Balance, December 31, 2007	455	—	6,079	6,534

ADDITIONAL PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,313)	51,793
Preferred shares issued	—	—	(37)	(37)
Purchases of common stock	—	—	(609)	(609)
Common stock issued for
Stock options and restricted stock	—	—	1,151	1,151
Acquisitions	—	—	3,700	3,700
Changes incident to business combinations	16,569	(16,750)	181	—
Deferred compensation, net	—	—	151	151

Balance, December 31, 2007	53,925	—	2,224	56,149

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(515)	(515)
Net income	4,883	(2,132)	3,561	6,312
Changes incident to business combinations	(2)	188	(186)	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Cash dividends	(1,000)	(1,500)	(2,117)	(4,617)
Noncash dividends	—	(842)	842	—

Balance, December 31, 2007	18,997	3,697	(9,238)	13,456

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Minimum pension liability	—	—	608	608
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	16	28	(119)	(75)

Balance, December 31, 2007	(974)	28	(621)	(1,567)

Total stockholders’ equity, December 31, 2007	$72,403	3,725	744	76,872

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2009
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
Cash flows from operating activities:
Net income before noncontrolling interests	$4,315	8,352	12,667
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for credit losses	5,858	15,810	21,668
Change in fair value of MSRs (residential), MHFS and LHFS carried at fair value	369	(389)	(20)
Depreciation and amortization	1,614	1,227	2,841
Other net losses (gains)	(671)	(3,196)	(3,867)
Preferred shares released to ESOP	—	106	106
Stock option compensation expense	—	221	221
Excess tax benefits related to stock option payments	—	(18)	(18)
Originations of MHFS	(861)	(413,438)	(414,299)
Proceeds from sales of and principal collected on mortgages originated for sale	1,324	397,937	399,261
Originations of LHFS	702	(11,502)	(10,800)
Proceeds from sales and principal collected on LHFS	14,798	5,478	20,276
Purchases of LHFS	(14,926)	6,312	(8,614)
Net change in:
Trading assets	16,194	(2,211)	13,983
Deferred income taxes	630	8,823	9,453
Accrued interest receivable	228	(521)	(293)
Accrued interest payable	377	(1,405)	(1,028)
Other assets, net	(8,584)	(6,434)	(15,018)
Other accrued expenses and liabilities, net	(1,831)	3,925	2,094

Net cash provided by operating activities	19,536	9,077	28,613

Cash flows from investing activities:
Net change in:
Federal funds sold, securities purchased under resale agreements and other short-term investments	79,828	(71,280)	8,548
Securities available for sale:
Sales proceeds	14,297	38,741	53,038
Prepayments and maturities	13,563	25,248	38,811
Purchases	(36,845)	(58,440)	(95,285)
Loans:
Decrease in banking subsidiaries’ loan originations, net of collections	42,450	9,790	52,240
Proceeds from sales (including participations) of loans originated for investment by banking subsidiaries	264	5,898	6,162
Purchases (including participations) of loans by banking subsidiaries	(908)	(2,455)	(3,363)
Principal collected on nonbank entities’ loans	—	14,428	14,428
Loans originated by nonbank entities	—	(9,961)	(9,961)
Net cash acquired from (paid for) acquisitions	—	(138)	(138)
Proceeds from sales of foreclosed assets	(1,550)	5,309	3,759
Changes in MSRs from purchases and sales	16	(26)	(10)
Net change in noncontrolling interest	(5)	5	—
Other, net	(685)	4,241	3,556

Net cash provided (used) by investing activities	110,425	(38,640)	71,785

Cash flows from financing activities:
Net change in:
Deposits	(69,683)	112,156	42,473
Short-term borrowings	(39,736)	(29,372)	(69,108)
Long-term debt:
Proceeds from issuance	26	8,370	8,396
Repayment	(25,022)	(41,238)	(66,260)
Preferred stock:
Redeemed	—	(25,000)	(25,000)
Cash dividends paid	—	(2,178)	(2,178)
Common Stock:
Proceeds from issuance	3,000	18,976	21,976
Repurchased	—	(220)	(220)
Cash dividends paid	(1,750)	(375)	(2,125)
Excess tax benefits related to stock option payments	—	18	18
Change in noncontrolling interests:
Purchase of Prudential’s noncontrolling interest	—	(4,500)	(4,500)
Other, net	—	(553)	(553)

Net cash provided (used) by financing activities	(133,165)	36,084	(97,081)

Net change in cash and due from banks	(3,204)	6,521	3,317
Cash and due from banks at beginning of period	11,476	12,287	23,763

Cash and due from banks at end of period	$8,272	18,808	27,080

Supplemental disclosures of cash flow information:
Cash paid for interest	$5,879	5,099	10,978
Cash paid for income taxes	$1,863	1,179	3,042

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income (loss)	$4,883	(2,132)	3,561	6,312
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	156	—	76	232
Provision for credit losses	1,861	242	158	2,261
(Gain) loss on securitization transactions	25	—	(63)	(38)
Gain on sale of mortgage servicing rights	(5)	—	—	(5)
Securities transactions	213	—	65	278
Depreciation and other amortization	932	171	766	1,869
Deferred income taxes	(53)	—	(132)	(185)
Trading account assets, net	(5,988)	—	(4,086)	(10,074)
(Gain) loss on sales of premises and equipment	(12)	12	5	5
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(158)	(158)
Loans held for sale, net	(3,247)	(1)	(2,235)	(5,483)
Deferred interest on certain loans	(132)	(1,386)	—	(1,518)
Other assets, net	(8,354)	(157)	3,225	(5,286)
Trading account liabilities, net	4,015	—	(658)	3,357
Other liabilities, net	401	(315)	(848)	(762)

Net cash used by operating activities	(5,575)	(3,566)	(324)	(9,465)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	21,295	133	171	21,599
Maturities of securities	59,791	—	974	60,765
Purchases of securities	(80,210)	(3,524)	320	(83,414)
Origination of loans, net	(110,819)	75,810	(11,118)	(46,127)
Sales of premises and equipment	171	218	(185)	204
Purchases of premises and equipment	(1,081)	(49)	9	(1,121)
Goodwill and other intangible assets	(11,825)	15,088	(3,953)	(690)
Purchase of bank-owned separate account life insurance, net	(1,637)	—	—	(1,637)
Cash equivalents acquired, net of purchases of banking organizations	—	—	(1,340)	(1,340)

Net cash provided (used) by investing activities	(124,315)	87,676	(15,122)	(51,761)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	105,427	(64,515)	615	41,527
Securities sold under repurchase agreements and other short-term borrowings, net	1,158	10,924	(13,026)	(944)
Issuances of long-term debt .	17,831	14,250	25,513	57,594
Payments of long-term debt	(9,141)	(29,490)	3,450	(35,181)
Issuances of preferred shares	—	—	2,263	2,263
Issuances of common stock, net	—	—	336	336
Purchases of common stock	—	—	(1,196)	(1,196)
Changes incident to business combinations	16,567	(16,562)	(5)	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Excess income tax benefits from share-based payment arrangements	—	—	158	158
Cash dividends paid	(1,000)	(1,500)	(2,117)	(4,617)

Net cash provided (used) by financing activities	130,842	(86,906)	16,004	59,940

Increase (decrease) in cash and cash equivalents	952	(2,796)	558	(1,286)
Cash and cash equivalents, beginning of year	24,167	2,804	7,945	34,916

Cash and cash equivalents, end of year	$25,119	8	8,503	33,630

CASH PAID FOR
Interest	$15,791	4,721	2,911	23,423
Income taxes	5,630	1,018	(1,672)	4,976
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	2,816	—	3,382	6,198
Transfer to loans from securities resulting from terminated securitizations	—	—	310	310
Transfer to loans held for sale from loans	633	—	—	633
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Issuance of common stock, options and notes for purchase accounting acquisitions	$—	—	4,474	4,474

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.